Exhibit 10.3

INTERIM CONVERTIBLE NOTE

Issuer: Drugs Made in America Acquisition Corp II

Principal Amount: $150,000

Date: March 9, 2026

1. Purpose

This Interim Convertible Note represents bridge financing provided by the Investor to cover accounting, audit, and regulatory reporting expenses required for the Company to remain compliant.

2. Relationship to Main Financing

This note serves as a deposit toward the proposed $1,400,000 net financing outlined in the Letter of Intent dated March 5, 2026, and Addendum No. 1 dated March 9 2026.

3. Conversion

Conversion shall occur solely at the discretion of the lender after completion of the Company’s business combination (de-SPAC transaction).

In the event of such occurrence, the outstanding principal amount may be converted into shares of the post-merger combined entity at a price reflecting a 35% discount to the market value of such shares at the time of conversion.

4. Maturity

This Note shall mature nine (9) months from the date of issuance, unless earlier converted or credited toward the definitive financing.

5. Governing Law

This Note shall be governed by the laws of the Cayman Islands.

The Courts of the State of Israel in Tel Aviv can be used if the Defendant is the Borrower, and the Court of the State of New York, USA, can be used if the Defendant is the Lender.

Signatures

Investor Alon Tal, as signatory for
Tal Alpha Yezum Vekidum Asakim (2003) Ltd

Signature:	/s/ Alon Tal
Date:	March 10, 2026

Drugs Made in America Acquisition Corp II

Roger E. Bendelac
Chief Executive Officer

Signature:	/s/ Roger E. Bendelac
Date:	March 10, 2026

The instrument is made effective upon credit of funds to the account of Drugs Made in America Acquisition Corp II

Corp II or for its benefit in the IOLA account of lawyer designated by Drugs Made in America Acquisition Corp II